Exhibit 10.17 Schedule of Omitted Land Contracts

Street:	Property Number:	City (1):	Contract Date:	Sales Price:	Down Payment:	Monthly Payment:	Taxes & Insurance	Down Payment from Related Parties:
Howard	616	Bay City	1/18/2011	$44,894.00	$4,489.40	$351.60	$141.00	$1,989.40
Thomas E.	207	Bay City	4/29/2011	$42,600.00	$4,260.00	$333.63	$198.73	$1,760.00
Warner S.	205	Bay City	11/1/2011	$54,900.00	$5,490.00	$429.96	$142.77	$1,990.00
Ingraham	300	Bay City	1/3/2012	$61,900.00	$6,190.00	$484.78	$169.00	$2,690.00
Sherman Rd.	755	Carrollton Twp.	2/1/2012	$56,900.00	$5,690.00	$321.10	$157.51	$0.00
Franklin	408	Bay City	3/1/2012	$57,400.00	$5,740.00	$449.54	$171.16	$0.00
Indiana, E.	601	Bay City	3/1/2012	$85,000.00	$8,500.00	$665.70	$188.25	$2,500.00
Weiss	1907	Saginaw	3/19/2012	$57,400.00	$5,740.00	$449.54	$197.99	$2,240.00
Barnard St.	2305	Saginaw	4/5/2012	$63,800.00	$6,380.00	$499.66	$188.69	$0.00
Charles St. N.	2211	Saginaw	4/18/2012	$57,400.00	$5,740.00	$449.54	$165.81	$0.00
Raymond St.	1205	Bay City	5/1/2012	$76,600.00	$7,660.00	$599.91	$139.38	$4,160.00
Erie St. S.	204	Bay City	5/23/2012	$70,200.00	$7,020.00	$549.79	$161.90	$3,520.00
Warner N.	603	Bay City	5/25/2012	$76,600.00	$7,660.00	$599.91	$214.71	$4,160.00
Sherman	521	Bay City	5/31/2012	$67,000.00	$6,700.00	$524.73	$232.70	$0.00

(1) All of the properties are located in the State of Michigan.

(2) All of the land contracts have a 9.9% interest rate.

(3) All of the land contracts have a 30 year term.

Aside from the information noted, all of the terms and conditions are identical.